As filed with the Securities and Exchange Commission on April 30, 2026

Investment Company Act File No. 811-23407

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form N-2

☐ REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐ PRE-EFFECTIVE AMENDMENT NO.

☐ POST-EFFECTIVE AMENDMENT NO.

AND

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒ AMENDMENT NO. 19

Yieldstreet Alternative Income Fund Inc.

(Exact Name of Registrant as Specified in the Charter)

245 Fifth Avenue, Suite 2100

New York, NY 10016

(Address of Principal Executive Offices)

(844) 943-537

(Registrant’s Telephone Number, Including Area Code)

William Majeski, Esq.

General Counsel

Yieldstreet Alternative Income Fund Inc.

245 Fifth Avenue, Suite 2100

New York, NY 10016

(Name and address of agent for service)

COPIES TO:

Nicole Simon

Stradley Ronon Stevens & Young, LLP

100 Park Avenue, Suite 2000

New York, NY 10017

Tel: (212) 812-4137

Fax: (646) 682-7180

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Registrant is not presently conducting an offering of its shares. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.
☐	Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.
☐	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.
☐	Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.
☐	Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.

It is proposed that this filing will become effective (check appropriate box):

☐	when declared effective pursuant to Section 8(c) of the Securities Act

The following boxes should only be included and completed if the registrant is making this filing in accordance with Rule 486 under the Securities Act.

☐	immediately upon filing pursuant to paragraph (b)
☐	on (date) pursuant to paragraph (b)
☐	60 days after filing pursuant to paragraph (a)
☐	on (date) pursuant to paragraph (a)

If appropriate, check the following box:

☐	This amendment designates a new effective date for a previously filed registration statement.
☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: 333- .
☐	This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:
☐	This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:

Check each box that appropriately characterizes the Registrant:

☒	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☐	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☐	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) (“Exchange Act”).
☐	If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

Explanatory Note

The Yieldstreet Alternative Income Fund Inc. (the “Registrant”) has filed this Amendment No. 19 to the Registration Statement of the Company on Form N-2 (File No. 811-23407) (the “Registration Statement”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Shares of the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), as the Registrant is not presently conducting an offering of its shares. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

This Amendment No. 19 to the Registration Statement is being filed under the 1940 Act to amend and supplement Amendment No. 18 to the Registration Statement under the 1940 Act, filed with the U.S. Securities and Exchange Commission (“Commission”) on April 30, 2026 (“Amendment 19”), as pertaining to the Prospectus and Statement of Additional Information in the Registration Statement. The Prospectus and Statement of Additional Information, as filed in Amendment 18, are incorporated by reference herein.

The audited Financial Statements and the Report of Independent Registered Public Accounting Firm thereon of the Registrant for the fiscal year ended December 31, 2025 (as filed with the Commission on March 11, 2026 (Accession No. 0001104659-26-026190)) contained in the Annual Report of the Registrant is incorporated by reference herein.

Investment Company Act File No. 811-23407

YIELDSTREET ALTERNATIVE INCOME FUND INC.

April 30, 2026

Supplement No. 1

to the

Prospectus and Statement of Additional Information (“SAI”) dated April 30, 2026

The information set forth below supplements and supersedes any contrary information contained in the Prospectus and Statement of Additional Information (“SAI”) of Yieldstreet Alternative Income Fund Inc. (the “Company” or “we”), each dated April 30, 2026. This supplement is part of, and should be read in conjunction with, the Prospectus and SAI.

* * *

The Company has entered into a definitive agreement for the Opportunistic Credit Interval Fund (“SOFIX” or the “Acquiring Fund”), managed by Mount Logan Management, LLC (“Mount Logan”), to acquire all of the assets of the Company, subject to the approval of stockholders of the Company (the “Proposed Reorganization”). If approved by stockholders, your shares of the Company will convert into SOFIX shares through a NAV-for-NAV (net asset value for net asset value) exchange.

In light of the Proposed Reorganization, the Company has suspended the offering of its shares for sale. The Company’s Automatic Dividend Reinvestment Plan will continue to operate for stockholders of the Company who have elected to participate in the Automatic Dividend Reinvestment Plan.

Additionally, the Board of Directors has determined to suspend repurchases pursuant to the Company’s share repurchase program (the “Share Repurchase Program”) in connection with the Proposed Reorganization. Such suspension shall remain in effect through the completion of the Proposed Reorganization or, if the Proposed Reorganization is not consummated, until further notice. Accordingly, all references to repurchases or the Share Repurchase Program in the Prospectus and SAI are hereby qualified by the foregoing.

Certain Risks Related to the Proposed Reorganization

In addition to the risks set forth the Prospectus and SAI dated April 30, 2026, stockholders of the Company should be mindful of additional risks relating to the Proposed Reorganization. The discussion below is not an exhaustive discussion of all risks relating to the Proposed Reorganization. Additional information regarding these and other risks, and the Proposed Reorganization generally, will be presented in a proxy statement/prospectus that will be provided to the Company’s stockholders, as explained in further detail below.

Regardless of whether stockholders approve the Proposed Reorganization and regardless of whether the Proposed Reorganization is ultimately consummated, the Company is responsible for paying certain expenses in connection with the Proposed Reorganization, and as a result, stockholders of the Company will bear those costs. If the Proposed Reorganization is not completed, the Company will have incurred substantial expenses for which no ultimate benefit will have been received.

The Company is subject to operational uncertainties and contractual restrictions while the Proposed Reorganization is pending. Among other things, the Agreement and Plan of Reorganization in connection with the Proposed Reorganization restricts the Company from taking actions that it or the Adviser or Sub-Adviser might otherwise consider to be in the Company’s best interests. These restrictions may prevent the Company from pursuing certain investment opportunities that may arise prior to the completion of the Proposed Reorganization, and may result in the Company holding a greater degree of its assets in cash and/or other liquid assets than it otherwise would. Additionally, uncertainty related to the Proposed Reorganization may cause those that deal with the Company to choose not to deal with the Company or seek to change their relationship with it.

The termination of the Reorganization Agreement could negatively impact the Company.  If the Reorganization Agreement is terminated, there may be various consequences, including:

•	the business of the Company may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Reorganization, without realizing any of the anticipated benefits of completing the Reorganization;

•	the Company may not be able to find a party willing to pay an equivalent or more attractive price than the price Acquiring Fund agreed to pay in the Reorganization; and

•	the Company and the Acquiring Fund would not realize the anticipated benefits of the Reorganization.

The Reorganization Agreement limits the ability of the Company to pursue alternatives to the Reorganization. Specifically, the Reorganization Agreement includes restrictions on the ability of the Company to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions, which could have the effect of discouraging such proposals from being made or pursued.

The Reorganization is subject to closing conditions, including shareholder approval, that, if not satisfied or (to the extent legally allowed) waived, will result in the Reorganization not being completed, which may result in material adverse consequences to the business and operations of the Company. In addition to the required approval of the Company’s stockholders, the Reorganization is subject to a number of other conditions beyond the control of the Company or the Acquiring Fund that may prevent, delay or otherwise materially adversely affect completion of the Reorganization. The Company and the Acquiring Fund cannot predict whether and when these other conditions will be satisfied. The failure to complete the Reorganization would result in the Company and the Company’s stockholders failing to realize the anticipated benefits of the Reorganization.

* * *

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Supplement may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. securities laws, which relate to the Company, the Acquiring Fund or the Acquiring Fund as it would exist after the Proposed Reorganization (the “Combined Fund”). Forward-looking statements may be identified by words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “intend”, “forecast”, “future”, “goal”, “may”, “objective”, “outlook”, “plan”, “predict”, “project”, “propose”, “seek”, “should”, “target” and “will” and variations of these words or similar expressions (or the negative versions of such words or expressions), although not all forward-looking statements include these words. Forward-looking statements are not statements of historical fact. The forward-looking statements may include statements as to: the expected timing of the Reorganization; the benefits of the Reorganization; future operating results of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund, and net investment income projections; business prospects of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund, and the prospects of their portfolio companies; Mount Logan’s or the Acquiring Fund’s plans, objectives, expectations and intentions regarding their business strategy and plans; and the impact of the investments that the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund expect to make. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected, including, without limitation, the uncertainties associated with:

•	the ability of the parties to consummate the Reorganization on the expected timeline, or at all;

•	the expected synergies and savings associated with the Reorganization;
•	the ability to realize the anticipated benefits of the Reorganization, including the expected elimination of certain expenses and costs due to the Reorganization;
•	the percentage of the Company’s stockholders voting in favor of the Proposal;
•	the possibility that competing offers or acquisition proposals will be made;
•	the possibility that any or all of the various conditions to the consummation of the Reorganization may not or will not be satisfied or waived;
•	risks related to diverting management’s attention from ongoing business operations;
•	the Combined Fund’s plans, expectations, objectives and intentions, as a result of the Reorganization;
•	any potential termination of the Reorganization Agreement;
•	the future operating results and net investment income projections of the Company, the Acquiring Fund o following the Reorganization, the Combined Fund;
•	the ability of Mount Logan to implement Mount Logan’s future plans with respect to the Combined Fund;
•	the ability of Mount Logan and its affiliates to attract and retain highly talented professionals;
•	the business prospects of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund, and the prospects of their portfolio companies;
•	the impact of the investments that the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund expect to make;
•	the ability of the portfolio companies of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund to achieve their objectives;
•	the expected financings and investments and leverage that the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund may seek to incur in the future;
•	the adequacy of the cash resources and working capital of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund;
•	unexpected costs relating to the Reorganization;
•	the timing of cash flows, if any, from the operations of the portfolio companies of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund; and
•	the risk that shareholder litigation in connection with the Reorganization may result in significant costs of defense and liability.

The forward-looking statements contained in this Supplement involve risks and uncertainties. The actual results could differ materially from those implied or expressed in the forward-looking statements for any reason.

Other factors that could cause actual results to differ materially include:

•	changes or potential disruptions in the economy, financial markets, political environment or operations of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund;

•	the impact of elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the 2026 mid-term elections and the risk of recession or a shutdown of government services;

•	risks associated with possible disruption in the operations of the Company or the Acquiring Fund or the economy generally due to terrorism, war or other geopolitical conditions, including revolution or insurgency (such as those arising out of the ongoing war between Russia and Ukraine and the escalated conflict in the Middle-East, including the Israel-Hamas conflict and war in Iran), natural disasters or pandemics;

•	future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in the Company’s or Acquiring Fund’s operating areas, particularly with respect to registered investment companies; and

•	other considerations that may be disclosed from time to time in the publicly disseminated documents and filings of the Company, the Acquiring Fund or, following the Reorganization, the Combined Fund.

The Company and the Acquiring Fund have based the forward-looking statements included in this Supplement on information available to them on the date of this Supplement, and they assume no obligation to update any such forward-looking statements. Although the Company and the Acquiring Fund undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that the Company and the Acquiring Fund in the future may file with the SEC, including annual and semi-annual shareholder reports on Form N-CSR.

* * *

As noted above, the Company is not presently conducting an offering of its shares. This Supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Company or SOFIX or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Proposed Reorganization or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional information regarding the Proposed Reorganization will be presented in a proxy statement/prospectus that will be provided to the Company’s stockholders. The proxy statement/prospectus, and related materials, has been filed on Form N-14 with the Securities and Exchange Commission and once tit is available and effective, stockholders are urged to read it because it contains important information. Company stockholders will be able to access the proxy statement/prospectus and related materials, including the agreement and plan of reorganization and statement of additional information, for free at the Securities and Exchange Commission’s website https://www.sec.gov/ and on the Company’s website at www.yieldstreetalternativeincomefund.com.

Please retain this supplement for future reference.

Item 25. Financial Statements and Exhibits

(1)	Financial Statements

The Company’s financial statements for the fiscal year ended December 31, 2025, are incorporated by reference into this Amendment No. 19.

(2)	Exhibits

(a)	Form of Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit (a) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(b)	Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on December 6, 2019)
(d)	Form of Subscription Agreement (incorporated by reference to Exhibit (d) to Post-Effective Amendment No. 2 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2025)
(e)	Form of Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to Post-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on February 23, 2021)
(g)(1)	Form of Investment Advisory Agreement by and between the Company and the Adviser (incorporated by reference to Exhibit (g)(1) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on December 6, 2019)
(g)(2)	Amendment to the Investment Management Agreement by and between the Company and the Adviser dated October 19, 2023, (incorporated by reference to Exhibit (g)(2) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024).
(g)(3)	Sub-Advisory Agreement by and between the Company and Prytania dated October 19, 2023, (incorporated by reference to Exhibit (g)(3) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024)
(j)(1)	Form of Amended and Restated Custody Agreement by and between the Company and the Custodian (incorporated by reference to Exhibit (j)(1) to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 28, 2023)
(j)(2)	Form of Custody Agreement by and between the Company and Esquire Bank, National Association, dated September 15, 2023, is filed herewith.
(k)(1)	Amended and Restated Administration Agreement by and between the Company and the Administrator (incorporated by reference to Exhibit (k)(1) to Post-Effective Amendment No. 2 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2025)
(k)(2)	Form of Services Agreement by and among the Company, the Administrator and certain other parties thereto (incorporated by reference to Exhibit (k)(2) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(k)(3)	Form of Amendment One to the Services Agreement by and among the Company, the Administrator and certain other parties thereto (incorporated by reference to Exhibit (k)(3) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(k)(4)	Form of Amendment Two to the Services Agreement by and among the Company, the Administrator and certain other parties thereto (incorporated by reference to Exhibit (k)(4) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-228959 and 811-23407) filed on July 10, 2020)
(k)(5)	Form of Trademark License Agreement by and between the Company and YieldStreet Inc. (incorporated by reference to Exhibit (k)(4) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)
(k)(6)	Form of Agreement and Plan of Reorganization by and among the Company, Opportunistic Credit Interval Fund, Mount Logan Management, LLC and Willow Asset Management, LLC, dated March 18, 2026 is filed herewith.
(r)(1)	Form of Code of Ethics of the Registrant (incorporated by reference to Exhibit (r)(1) to Pre-Effective Amendment No. 3 to the Registration Statement (File Nos. 333-228959 and 811- 23407) filed on December 6, 2019)

(r)(2)	Form of Code of Ethics of the Adviser (incorporated by reference to Exhibit (r)(2) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024
(r)(3)	Form of Code of Ethics of the Sub-Adviser (incorporated by reference to Exhibit (r)(3) to Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-269567 and 811-23407) filed on April 29, 2024

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution

Not applicable.

Item 28. Persons Controlled by or Under Common Control

The information contained under the headings “Management”, “Certain Relationships and Related Party Transactions”, and “Control Persons and Principal Stockholders” in this Registration Statement is incorporated herein by reference.

Item 29. Number of Holders of Securities

The following table sets forth the number of record holders of the Company’s capital shares at March 31, 2026.

Title of Class	Number of Record Holders
Shares of common stock	9,517

Item 30. Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Company or any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise as a director, officer, partner, manager, member, or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Adviser and its affiliates (each, an “Indemnitee”) are not liable to us for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in our best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, or fraud, or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Company who is not an affiliate of such Indemnitee, provided that such person was selected, engaged, or retained without gross negligence, willful misconduct, or fraud.

We will indemnify each Indemnitee against any liabilities relating to the offering of our shares or our business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, our interests and except to the extent arising out of the Indemnitee’s gross negligence, fraud, or knowing and willful misconduct. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action; provided that the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

The Adviser, a Delaware limited liability company, serves as our administrator. The Administration Agreement provides that, absent willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Administration Agreement or otherwise as administrator for the Company. The Administrator expects to retain one or more sub-administrators from time to time, pursuant to certain sub-administration agreements, to provide certain administrative services to the Company on behalf of the Administrator. Any such sub-administration agreements will be in accordance with the requirements of the 1940 Act and other applicable U.S. federal and state law and are expected to contain a provision requiring such sub-administrator(s) to comply with the same restrictions applicable to the Administrator.

ALPS Fund Services, Inc., together with certain affiliated entities, has been retained to serve as our sub-administrator and to provide us with certain administrative services on behalf of the Administrator.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide our directors and officers the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director or officer who is a party to the agreement.

Item 31. Business and Other Connections of Investment Adviser

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser and each director or executive officer of the Adviser is or has been during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner, or trustee, is set forth in Part A of this registration statement in the sections entitled “Management-Board of Directors,” “Executive Officers,” and “Investment Advisory Agreement”. Additional information regarding the Adviser and its officers and directors is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-107574), and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, and the rules thereunder are maintained at the offices of:

1.	the Registrant, YieldStreet Alternative Income Fund Inc., 245 Fifth Avenue, Suite 2100, New York, NY 10016;

2.	the Transfer Agent, DST Asset Manager Solutions, Inc., 430 W. 7th Street, Kansas City, MO 64105;

3.	the Company’s primary Custodian, Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801;

4.	Esquire Bank, N.A., 100 Jericho Quadrangle, Suite 105A, Jericho NY, 11753;

5.	the Adviser, Willow Asset Management LLC, 245 Fifth Avenue, Suite 2100, New York, NY 10016; and

6.	the Administrator, Willow Asset Management LLC, 245 Fifth Avenue, Suite 2100, New York, NY 10016.

Item 33. Management Services

Not Applicable.

Item 34. Undertakings

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2026.

YieldStreet Alternative Income Fund Inc.

By:	/s/ Ted Yarbrough
	Name:	Ted Yarbrough
	Title:	Director, President, Chief Executive Officer and Chief Investment Officer

EXHIBITS

None.